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                                                                   Exhibit 23.6





INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-63139, 33-64127,
33-65311, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765, 333-00835,
333-06723, 333-07615, 333-27039, 333-29849, 333-40131, 333-41435 and 333-44745)
on Form S-3, the Registration Statements (Nos. 333-28613-01 and 333-29451) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487, 333-06177,
333-06179, 333-16025, 333-16027, 333-40141 and 333-42917) on Form S-8 of
Tele-Communications, Inc. of our report dated February 3, 1998 on the consolidated financial statements of Sprint Spectrum Holding Company, L. P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage of Sprint Spectrum Holding Company, L. P. and subsidiaries) for each of the three years ended December 31, 1997 appearing in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997.




Deloitte & Touche LLP
Kansas City, Missouri


March 23, 1998